UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2007

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2007, DSP Group, Inc. (the “Company”) on May 12, 2007 entered into an offer letter with NXP B.V. (“NXP”) pursuant to which the Company agreed to purchase (the “Acquisition”) the cordless and VoIP terminals business of NXP (the “CIPT Business”). On September 4, 2007, the parties completed the Acquisition pursuant to which the Company paid to NXP an initial consideration of approximately $270 million consisting of approximately $200 million in cash and 4,186,603 newly issued shares of the Company’s common stock (the “Shares”), representing approximately 13% of the Company’s outstanding common stock. The Company also agreed to a contingent cash payment of up to $75 million payable based on future revenue performance of the products of the CIPT Business for the first four financial quarters following the closing of the Acquisition.

In connection with the Acquisition, the Company, DSP Group Ltd., a wholly-owned subsidiary of the Company and NXP entered into a Share and Business Sale Agreement, dated September 3, 2007 (the “SBSA”), which set forth the terms and conditions of the Acquisition. A copy of the SBSA is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the SBSA.

Also in connection with the Acquisition, the Company, DSP Group Ltd. and NXP entered into the following ancillary documents, each effective as of September 4, 2007:

(1) Manufacturing Services Collaboration Agreement pursuant to which NXP agreed to provide the Company and its affiliates specified manufacturing, pre-testing, assembling and final-testing services relating to CIPT Business products at agreed upon prices for up to seven years following the closing of the Acquisition. The services will be provided on a purchase order basis. The agreement also set forth specified capacity guarantees by NXP, logistics for provision of production schedules by the Company and its affiliates, the Company’s purchasing obligations, penalties for late/non delivery by NXP and various technical specifications for the manufacturing services.

(2) Intellectual Property Transfer and License Agreement pursuant to which NXP assigned and/or licensed the intellectual property rights of the CIPT Business to the Company and its affiliates. The agreement set forth the intellectual property rights transferred to the Company and its affiliates, including business patents, business know-how and business inventions, as well as the intellectual property rights licensed to the Company and its affiliates, including NXP know-how. The agreement also set forth the license-back of specified intellectual property rights to NXP, including business know-how and business software.

(3) Intellectual Property Library Services and R&D Agreement pursuant to which NXP agreed to provide the Company and its affiliates specified intellectual property transitional services for a limited period of time to assist the Company and its affiliates in achieving a smooth transition of the CIPT Business. The services include design, maintenance and support services. The agreement also set forth the scope within which NXP will provide the services.

(4) Umbrella Transitional Services Agreement pursuant to which NXP agreed to provide the Company and its affiliates with other specified transitional services at agreed upon prices for a limited period to assist the Company and its affiliates in achieving a smooth transition of the CIPT Business. The services will be provided pursuant to specified service level agreements and include HR, finance and administration, IT, infrastructure, warehousing and CAD tool services. The term of each service is agreed upon in the service level agreements.

The Company and NXP also entered into a Stockholders Agreement (the “Stockholders Agreement”), effective September 4, 2007, pursuant to which specified registration rights associated with the Shares, including demand and piggyback registration rights, restrictions on transfer of the Shares and appointment of a designee nominated by NXP to the Company’s board of directors (the “Board”) were set forth. A copy of the Stockholders Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As set forth in Item 1.01 above, on September 4, 2007, the Acquisition was consummated. The information set forth in Item 1.01 above is incorporated herein by reference. A copy of the SBSA is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the SBSA.

ITEM 3.02.	UNREGISTERED SALE OF EQUITY SECURITIES

As set forth in Item 1.01 above, in connection with the Acquisition, the Company issued to NXP 4,186,603 newly issued shares of the Company’s common stock. The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, based, in part, on representations and warranties of NXP. The Stockholders Agreement, among other things, sets forth the Company’s agreement to use commercially reasonable efforts to register the Shares with the Securities and Exchange Commission by September 4, 2009. The information set forth in Item 1.01 above is incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As set forth in Item 1.01 above, in connection with the Acquisition, the Company and NXP entered into the Stockholders Agreement pursuant to which Gertjan Kaat, a nominee designated by NXP, will be appointed to the Board as a Class III director to serve until the Company’s annual meeting of stockholders in 2009. The appointment will occur at the Board’s next meeting currently schedule for October 2007. Mr. Kaat, age 55, is Senior Vice President—Business Unit Mobile and Personal of NXP which position he has held since April 2007. NXP was formed by the transfer of Philips Semiconductors to NXP in September 2006 and Mr. Kaat served as General Manager for the Business Unit Mobile and Personal of Philips Semiconductors from May 2005 until September 2006. From September 2006 to April 2007, Mr. Kaat continued his role after the transfer as General Manager for the Business Unit Mobile and Personal. From 2003 to 2005, Mr. Kaat worked in the Business Unit Mobile Communications division of Philips Semiconductors and from 1996 to 2003, Mr. Kaat was employed in the Cellular products division of Philips Semiconductors. Mr. Kaat first started working for Philips Semiconductors in February 1980.

There are no related party transactions exceeding $120,000 between Mr. Kaat and the Company in which Mr. Kaat has a material interest.

Other than the Stockholders Agreement, there are no material plans, contracts or arrangements between Mr. Kaat and the Company to which Mr. Kaat is a party or in which he participates that is entered into or material amendment in connection with his appointment as director or any grant or award to him or modification thereto, under any such plan, contract or arrangement in connection with Mr. Kaat’s appointment. A copy of the Stockholders Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement.

There have been no material legal proceedings against Mr. Kaat over the past five years and there are no family relationships between Mr. Kaat and any director or executive officer of the Company.

The information set forth in Item 1.01 above is incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE

On September 5, 2007, the Company and NXP jointly issued a press release announcing the consummation of the Acquisition. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Exhibit 99.1 included in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business to be Acquired

The audited statements of assets acquired and liabilities assumed as of December 31, 2006 and 2005 and the related statements of revenue and direct expenses for the fiscal years ended December 31, 2006 and 2005 will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Statements

Unaudited pro forma condensed combined balance sheets of the Company as of June 30, 2007 and the related unaudited pro forma condensed combined statements of operations of the Company for the six-month period ended June 30, 2007 and the year ended December 31, 2006, all giving pro forma effect to the Acquisition will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Description

2.1	Share and Business Sale Agreement, dated September 3, 2007, by and among DSP Group, Inc., DSP Group Ltd. and NXP, B.V. (confidential treatment has been requested for portions of this exhibit).

10.1	Stockholders Agreement, effective September 4, 2007, by and between DSP Group, Inc. and NXP, B.V.

99.1	Press release, dated September 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: September 7, 2007	By:	/s/ Dror Levy
Dror Levy
Vice President, Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share and Business Sale Agreement, dated September 3, 2007, by and among DSP Group, Inc., DSP Group Ltd. and NXP, B.V. (confidential treatment has been requested for portions of this exhibit).

10.1	Stockholders Agreement, effective September 4, 2007, by and between DSP Group, Inc. and NXP, B.V.

99.1	Press release, dated September 5, 2007.